SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



                         September 9, 1999
         Date of Report (Date of Earliest Event Reported)




                  THE SINGING MACHINE COMPANY, INC.
      (Exact name of Registrant as specified in its charter)




                             Delaware
          (State or Other Jurisdiction of Incorporation)



   0-24968                               95-3795478
(Commission File Number)        (IRS Employer Identification No.)




   6601 Lyons Road, Building A-7, Coconut Creek, Florida 33073
             (Address of Principal Executive Offices)



                          (954) 596-1000
                 (Registrant's Telephone Number)




  (Former Name or Former Address, if changed since last report)


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         DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K includes "forward-looking statements" within the meaning of various provisions of the Securities Act. All statements, other than statements of historical facts, included in this Form 8-K that address future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's and its subsidiaries' business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on certain assumptions and analysis made by the Company in light of its experience and its assessment of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results will conform to the Company expectations and predictions is subject to a number of risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties discussed in this Form 8-K; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; changes in laws or regulations; and other factors; many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the Company will be realized or, event if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

Item 5.   Other Events.

The Singing Machine Co., Inc. announced that its sales for the year ended March 31, 1999, increased 58% to $9,547,816 from $6,056,101 for the prior year. In addition, the Company recorded net income of $.36 per fully diluted share or $924,156 for the fiscal year ended March 31, 1999, compared to a loss from operations of ($.72) per share or ($1,784,762) for the year 1998. The growth of the CD plus graphics electronic karoake machines far surpassed the Company's internal projections. This has continued into the current fiscal year as the orders placed by customers have grown to $15,500,000 from $8,100,000 at August 31, 1999, as compared to the same period a year ago. The Company's family of products has enabled the Company to dramatically broaden the number of retailers and distributors of its products. The CD plus graphics machines are now in their fourth year of sales in the United States. This new technology has lowered the retail price point and made the products more user friendly. The mass markets are reacting favorably to these two developments. The Company is also benefitting from its emphasis on the sales of music software for its machines. The number of retailers and distributors ordering


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from the Company's software library of over 2,700 titles is increasing as the number of CD plus graphics machines sold increases. The Company is the only major company specializing in the karaoke category that offers complete lines of hardware
(machines) as well as software (music).

Historically, the Company's operations have been seasonal, with the highest net sales occurring in the second and third quarters. In keeping with the Company's historical sales patterns, sales for the first quarter of fiscal 2000 were $1,589,713, essentially flat when compared to the prior year of $1,650,782. However, net income increased nearly 60% to $39,482, but fully diluted per share earnings were flat at $.01 per share with weighted average for outstanding shares increasing to 3,312,500 from 2,498,451 shares. Additionally, the present orders placed by the Company's customers as of August 31, 1999 were $15,500,000, which is a strong indicator that sales and net income will increase dramatically in the fiscal 2000 year.

The Company's financial condition improved significantly with current assets growing to $2,760,447 from $1,813,098 as of March 31, 1999. Net worth increased to $2,379,682 as compared to $964,740 at March 31, 1999. This has enabled the Company to have greater product financing capability, which was further enhanced by the recent increase in credit lines, as evidenced by the recent Bank Julius Baer & Co., LTD. $1,000,000 letter of credit line that the Company announced last week.


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                            SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE SINGING MACHINE COMPANY, INC.



September 9, 1999             By:/s/ John Klecha
                                 John Klecha, Secretary